EXHIBIT 10.7

EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT ("Agreement") is made by and among Air-Q Corp., a Nevada corporation (“Employer”), AirRover Wi-Fi Corp., a Delaware corporation (“Parent”), and Clayton D. Carter, a resident of the State of California (“Employee”).

W I T N E S S E T H:

WHEREAS, Employer is in need of a person with executive management experience; and

WHEREAS, Employee has experience of the type needed by Employer; and

WHEREAS, Employee is willing to be employed by Employer, and Employer is willing to employ Employee, on the terms, covenants and conditions hereinafter set forth; and

WHEREAS, Employer and its affiliates, including Parent, have accumulated valuable and confidential information, including, without limitation, trade secrets and know-how relating to technology, equipment, marketing plans, acquisition plans, sources of supply, business strategies and other business records; and

WHEREAS, the giving of the covenants contained herein is a condition precedent to the employment of Employee by Employer and Employee acknowledges that the execution of this Agreement and the entering into of these covenants is an express condition of his employment by Employer and that said covenants are given in consideration for such employment and the other benefits conferred upon him by this Agreement; and

            NOW, THEREFORE, in consideration of such employment and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employer, Parent and Employee hereby agree as follows:

SECTION I. EMPLOYMENT OF EMPLOYEE

            Employer hereby employs, engages and hires Employee as Vice President of Employer, and Employee hereby accepts and agrees to such hiring, engagement and employment, subject to the general supervision of the Board of Directors of Employer. Employee shall perform duties as are customarily performed by one holding such position in other, same or similar businesses or enterprises as that engaged in by Employer, and shall also additionally render such other and unrelated services and duties as may be reasonably assigned to him from time to time by Employer.

            Employee shall devote all necessary efforts to the performance of his duties as Vice President of Employer.

SECTION II. EMPLOYEE’S PERFORMANCE

            Employee hereby agrees that he will, at all times, faithfully, industriously and to the best of his ability, experience and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer.

SECTION III. BONUS COMPENSATION OF EMPLOYEE

            In consideration of Employee's executing this Employment Agreement, Parent shall issue to Employee, as a bonus, 15,000 shares of its $.001 par value common stock (“Employer Common Stock”). It is agreed by Employer and Employee that such bonus shares shall be valued at a price per share equal to the closing sale price of the Employer Common Stock, as reported by the OTC Bulletin Board, on the date of mutual execution hereof.

SECTION IV. STANDARD COMPENSATION OF EMPLOYEE

            Employer shall pay Employee, and Employee shall accept from Employer, in full payment for Employee's services hereunder, compensation as follows:

            A.        Salary. Employee shall be paid as and for a salary the sum of $60,000 per year, which salary shall be payable in equal bi-monthly installments, in arrears, on the first and fifteenth days of each month, subject to deduction of all lawful and required withholding.

It is specifically agreed by Employee that, until such time as Parent, on behalf of Employer, shall have obtained an equity investment or long-term debt financing of not less than $1,000,000, net of finder’s fee and brokerage commissions, Employee shall not be paid any salary hereunder, nor shall any such salary be accrued.

            B.        Expenses. Employee agrees that he shall be responsible for all expenses incurred in his performance hereunder, unless Employer shall have agreed, in advance and in writing, to reimburse Employee for any such expenses.

            C.        Vacations. During the initial term of this Agreement, Employee shall be entitled to two (2) weeks’ paid vacation. During each renewal term of this Agreement, Employee shall be entitled to three (3) weeks’ paid vacation.

SECTION V. INDEMNIFICATION OF EMPLOYEE

            As further consideration of Employee’s executing this Agreement, Parent shall have executed, prior to the execution of this Agreement, an Indemnity Agreement (the “Indemnity Agreement”), in the form attached hereto as Exhibit “A”. The obligations under the Indemnity Agreement shall survive the termination of this Agreement.

SECTION VI. COMPANY POLICIES

            Employee agrees to abide by the policies, rules, regulations or usages applicable to Employee as established by Employer from time to time and provided to Employee in writing.

SECTION VII. CONFIDENTIALITY AND NON-COMPETITION AGREEMENTS

            A.        In consideration of Employer’s executing this Agreement, Employee shall have executed, prior to the execution of this Agreement, a Confidentiality Agreement (the “Confidentiality Agreement”), in the form attached hereto as Exhibit “B”.

            B.        In consideration of Employer’s executing this Agreement, Employee agrees, effective as of the date hereof, to sign and be bound by the obligations of an Agreement Not to Compete (the “Non-Competition Agreement”), in the form attached hereto as Exhibit “C”.

            C.        The obligations under the Confidentiality Agreement and the Non-Competition Agreement shall survive the termination of this Agreement.

SECTION VIII. TERM AND TERMINATION

            A.        Term. The term of this Agreement shall be a period of two (2) years, commencing on the date hereof. This Agreement shall renew for additional one-year periods, provided neither party hereto submits a written notice of termination within sixty (60) days prior to the termination of either the initial term hereof or any renewal term.

            B.        Termination. Employer agrees not to terminate this Agreement except for "good cause". For purposes of this Agreement, "good cause" shall mean willful neglect of duty, dishonesty, theft, embezzlement, taking or offering a bribe, assault, fighting, use of threats, possession of weapons on Employer premises, reporting for work under the influence of illegal drugs or alcohol, unauthorized possession or use of illegal drugs or alcohol on Employer premises or during working hours, unauthorized destruction of Employer property or documents, willful violation of safety rules, falsification of records, willful violation of Employer non-harassment or discrimination policies, unauthorized disclosure of trade secrets or confidential information or violation of the Confidentiality Agreement or the Non-Competition Agreement.

Although Employer retains the right to terminate Employee for any reason not specified above, Employer agrees that, if it discharges Employee for any reason other than good cause, as is solely defined above, Employee will be entitled to full compensation for one year or the remainder of the then-current term, original or renewal, as the case may be, of employment, whichever is greater.

If Employee should cease his employment hereunder voluntarily for any reason, or is terminated for good cause, all compensation and benefits payable to Employee shall thereupon, without any further writing or act, cease, lapse and be terminated. However, all reimbursements which accrued prior to Employee's ceasing employment or termination, will become immediately due and payable and shall be payable to Employee’s estate should his employment cease due to death.

SECTION IX. COMPLETE AGREEMENT

            This Agreement contains the complete agreement concerning the employment arrangement between the parties hereto and shall, as of the effective date hereof, supersede all other agreements between the parties. The parties hereto stipulate that neither of them has made any representation with respect to the subject matter of this Agreement or any representations including the execution and delivery hereof, except such representations as are specifically set forth herein and each of the parties hereto acknowledges that he or it has relied on his or its own judgment in entering into this Agreement. The parties hereto further acknowledge that any payments or representations that may have heretofore been made by either of them to the other are of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.

SECTION X. WAIVER; MODIFICATION

            The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach hereof. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding or litigation between the parties hereto arising out of, or affecting, this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this Section X may not be waived except as herein set forth.

SECTION XI. SEVERABILITY

            All agreements and covenants contained herein are severable, and in the event any one of them, with the exception of those contained in Sections I, III, IV, V, VI and VII hereof, shall be held to be invalid in any proceeding or litigation between the parties, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

SECTION XII. NOTICES

            Any and all notices will be sufficient if furnished in writing, sent by registered mail to his last known residence, in case of Employee, or, in case of Employer, to its principal office address.

SECTION XIII. REPRESENTATIONS OF EMPLOYER AND PARENT

            A.        The execution of this Agreement by Employer and Parent has been approved by the respective Board of Directors of Employer and Parent.

            B.        The shares of Parent Common Stock, when delivered in accordance with the terms of this Agreement, will be fully paid and non-assessable.

            C.        Parent agrees that the shares of Parent Common Stock to be issued pursuant to Paragraph III hereof shall be issued pursuant to Parent’s 2004 Stock Ownership Plan and shall be issued free of restrictive legend pursuant to Parent’s Registration Statement on Form S-8 relating to such 2004 Stock Ownership Plan.

SECTION XIV. REPRESENTATIONS OF EMPLOYEE

            A.        Employee hereby represents to Employer and Parent that he is under no legal disability with respect to his entering into this Agreement.

            B.        Employee represents and warrants that he has investigated Employer, its financial condition, business and prospects, and has had the opportunity to ask questions of, and to receive answers from, Employer with respect thereto. Employee acknowledges that he is aware that Employer currently lacks adequate capital to pursue its full plan of business.

            C.        Employee represents and warrants that he has investigated Parent, its financial condition, business and prospects, and has had the opportunity to ask questions of, and to receive answers from, the officers of Parent with respect thereto. Employee acknowledges that he is aware that Parent currently lacks adequate capital to pursue its full plan of business.

SECTION XV. COUNTERPARTS

            This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original and, together, shall constitute one and the same agreement, with one counterpart being delivered to each party hereto.

SECTION XVI. BENEFIT

            The provisions of this Agreement shall extend to the successors, surviving corporations and assigns of Employer and to any purchaser of substantially all of the assets and business of Employer. The term "Employer" shall be deemed to include Employer, any joint venture, partnership, limited liability company, corporation or other juridical entity, in which Employer shall have an interest, financial or otherwise.

SECTION XVII. ARBITRATION

            The parties agree that any dispute arising between them related to this Agreement or the performance hereof shall be submitted for resolution to the American Arbitration Association for arbitration in the Dallas, Texas, office of the Association under the then-current rules of arbitration. The Arbitrator or Arbitrators shall have the authority to award to the prevailing party its reasonable costs and attorneys fees. Any award of the Arbitrators may be entered as a judgment in any court competent jurisdiction.

            Notwithstanding the provisions contained in the foregoing paragraph, the parties hereto agree that Employer may, at its election and without delivering the notice to Employee, seek injunctive or other equitable relief from a court of competent jurisdiction for a violation or violations by Employee of the Confidentiality Agreement or the Non-Competition Agreement.

SECTION XVIII. LEGAL REPRESENTATION

            The parties acknowledge that Employer and Parent have, with respect to this Agreement, utilized separate legal counsel from that of Employee. Specifically, Employee acknowledges that the law firm of Newlan & Newlan has drafted this Agreement on behalf of Employer and Parent. EMPLOYEE IS ADMONISHED TO SEEK HIS OWN LEGAL COUNSEL.

SECTION XIX. GOVERNING LAW

            It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Nevada, and that, in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of Nevada shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any such action or special proceeding may be instituted.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 18th day of January, 2005.

            EMPLOYER:                                     PARENT:

            AIR-Q CORP.                                    AIR-ROVER WI-FI CORP.

            By: /s/ DAVID LOFLIN                    By: /s/ DAVID LOFLIN

                        David Loflin                                       David Loflin

                        President                                             President

            EMPLOYEE:

/s/ CLAYTON D. CARTER

Clayton D. Carter, individually

            Address of Employee:

            _______________________________

            _______________________________

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